CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 17 to the Registration Statement on Form N-6 (No. 333-147408) (the “Registration Statement”) of our report dated February 26, 2021 relating to the financial statements of American Family Life Insurance Company and consent to the use in the Registration Statement of our report dated April 9, 2021 relating to the financial statements of each of the subaccounts of American Family Variable Account I indicated in our reports. We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 9, 2021